As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. ____-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

INDEVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3047911
(State or other jurisdiction of Incorporation)	(I.R.S. Employer I.D. number)

One Ledgemont Center

99 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of Registrant’s principal executive offices)

2004 EQUITY INCENTIVE PLAN

(Full Title of Plan)

Glenn L. Cooper, M.D., President, Chief Executive Officer and Chairman

One Ledgemont Center

99 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of agent for service)

COPY TO:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110-1624

(617) 345-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 Par Value Per Share	3,000,000	(1)	$8.02	(2)	$24,060,000	$3,049	(3)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2004 Equity Incentive Plan pursuant to stock splits, stock dividends, and similar transactions.

(2)	Based on the average of the high and low sales price of the Common Stock as of May 21, 2004 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)	For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $8.02 with respect to 3,000,000 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.

PART I

The document(s) containing information specified in this Part I of this Form S-8 Registration Statement (the “Registration Statement”) has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such document(s) will not be filed with the Commission either as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the 2004 Equity Incentive Plan (the “2004 Plan”) of Indevus Pharmaceuticals, Inc. (the “Company”). The 2004 Plan covers a total of 3,000,000 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), which may be issued pursuant to the 2004 Plan, subject to vesting and certain other conditions. The 2004 Plan was adopted by the Board of Directors on January 26, 2004 and approved by the stockholders of the Company on March 9, 2004. This Registration Statement on Form S-8 is being filed under the Securities Act to register the 3,000,000 shares of Common Stock reserved for issuance pursuant to the 2004 Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission (File No. 0-18728) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

2. The Company’s definitive proxy statement dated January 28, 2004, except the Compensation Committee Report on executive compensation and the performance graph included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

3. The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2003 and March 31, 2004;

4. The Company’s Current Report on Form 8-K filed April 19, 2004;

5. The Company’s Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act; and

6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering, except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom this Registration Statement is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company, 99 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Chief Financial Officer, telephone (781) 861-8444.

Item 6. Indemnification of Directors and Officers.

Article Seventh of the our Restated Certificate of Incorporation, as amended, states that we shall indemnify any person to the full extent permitted by the Business Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

In addition to our Restated Certificate of Incorporation, Article V of our By-Laws states that we shall, to the fullest extent permitted by the laws of the state of incorporation, indemnify any and all persons whom we shall have the power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by such person by reason of having been officers or directors of the Company, any subsidiary of the Company or of any other corporation for which such person acted as officer or director at the request of the Company.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer or former director or officer, of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 145 also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation, upon such terms and conditions, if any, as the corporation deems appropriate, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Section 145 additionally provides that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another.

Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such persons status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

We also have indemnification agreements with our officers and directors and have director and officer liability insurance.

Item 8. Exhibits

4.1      2004 Equity Incentive Plan. (1)

5.1      Opinion of Burns & Levinson LLP as to legality.

23.1    Consent of Independent Registered Public Accounting Firm.

23.2    Consent of Burns and Levinson LLP (included in Exhibit 5.1).

24.1    Power of Attorney (included on page II-5).

(1)	Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement dated January 28, 2004.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex, Commonwealth of Massachusetts on the 27th day of May, 2004.

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Glenn L. Cooper, M.D.
Glenn L. Cooper, M.D. President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glenn L. Cooper, M.D., with full power to act alone, his true and lawful attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Glenn L. Cooper, M.D. Glenn L. Cooper, M.D.	President, Chief Executive Officer and Chairman	May 27, 2004

/s/ Harry J. Gray Harry J. Gray	Director	May 27, 2004

/s/ Malcolm Morville, Ph.D. Malcolm Morville, Ph.D.	Director	May 27, 2004

/s/ Lee J. Schroeder Lee J. Schroeder	Director	May 27, 2004

David Sharrock	Director

/s/ Stephen C. McCluski Stephen C. McCluski	Director	May 27, 2004

/s/ Cheryl P. Morley Cheryl P. Morley	Director	May 27, 2004

/s/ Michael W. Rogers Michael W. Rogers	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 27, 2004

/s/ Dale Ritter Dale Ritter	Senior Vice President, Finance (Principal Accounting Officer)	May 27, 2004

EXHIBIT INDEX

4.1      2004 Equity Incentive Plan. (1)

5.1      Opinion of Burns & Levinson LLP as to legality.

23.1    Consent of Independent Registered Public Accounting Firm.

23.2    Consent of Burns and Levinson LLP (included in Exhibit 5.1).

24.1    Power of Attorney (included on page II-5).

(1)	Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement dated January 28, 2004.